UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/14/2006

Tercica, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-50461

Delaware	26-0042539
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2000 Sierra Point Parkway
Suite 400
Brisbane, CA 94005
(Address of principal executive offices, including zip code)

(650) 624-4900
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 8.01.    Other Events

Because the European Medicines Agency has requested additional validation work for a European drug product release assay required for the response to the Day 180 List of Outstanding Issues, Tercica now expects to receive an opinion from the Committee for Medicinal Products for Human Use on the Increlex Marketing Authorization Application in the second quarter of 2007.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tercica, Inc.

Date: December 14, 2006	By:	/s/ Stephen N. Rosenfield
Stephen N. Rosenfield
Executive Vice President of Legal Affairs